UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                October 29, 2004
                Date of Report (Date of earliest event reported)



                                   NICOR INC.
            (Exact name of registrant as specified in its charter)


              Illinois                 1-7297               36-2855175
    (State or other jurisdiction    (Commission          (I.R.S. Employer
        of incorporation)           File Number)      Identification Number)


                                 1844 Ferry Road
                         Naperville, Illinois 60563-9600
               (Address of principal executive offices) (Zip Code)

                                (630) 305-9500
               (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events

Citing higher operating costs and increased capital investments, Nicor Gas today announced that it expects to petition the Illinois Commerce Commission (ICC) in early November for a rate increase that it estimates would add approximately $26 per year to the average residential customer bill.

If granted after ICC review, the new rates would be Nicor Gas' first increase since 1996 and would likely take effect in October 2005.

Nicor Gas currently has the lowest residential customer rates of any Illinois major natural gas utility, and among the lowest of any gas utility in the country. It would still have the lowest residential rates in Illinois under its proposal.

The company has held the line on rates by operating as efficiently as possible. For example, even though it has added about 300,000 more customers in the past 10 years, Nicor Gas has the same number of employees as it did 10 years ago. Industry studies also show Nicor Gas is one of the most efficient natural gas utilities in the nation.

Nicor Gas would not be seeking to increase the rate of return the ICC allows. In its last rate case, the company was allowed the opportunity to earn 9.67 percent as a return on its rate base. Nicor Gas anticipates asking for 9.34 percent as a return on rate base.

The expected filing would seek an overall increase in business and residential rates of about $83 million, or approximately 16.5 percent - which would be less than the inflation the Chicago area has experienced since Nicor Gas' last rate increase in 1996. Such an increase would add about 2.7 percent - or a little more than $2 per month - to the total average residential bill*, which includes delivery charges, gas costs and taxes.

* Average residential customer defined as a single-family home of 2,000 to 2,500 sq. ft., using natural gas for cooking, hot water and heating.

Nicor Gas Has Invested Nearly $1 Billion Since 1996

The rate increase would be designed to recover Nicor Gas' capital investments, which include system expansion to serve customer growth, gas main and compressor replacements, and technology upgrades in customer information and service systems. Nicor Gas has invested nearly $1 billion in capital projects since the last rate case.

Higher operating costs include pipeline and gas main maintenance and new safety requirements under the federal Pipeline Safety Act. Operating costs also have gone up because of higher costs for the gas required to provide service to the company's facilities throughout the region.

Additionally, operating costs have risen due to uncollectible expenses incurred when customers do not pay their bills. The cost of uncollectibles has increased significantly since the 1996 rate case due in part to recent surges in natural gas prices nationwide.

Natural gas costs, which currently make up more than 75 percent of the bill, are largely determined by market forces and passed through to customers without any mark-up by Nicor Gas.


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Item 8.01  Other Events (concluded)

Strategies and Programs to Moderate Customer Impact of Higher Market Prices for Natural Gas

Natural gas costs have risen sharply during the past few years, largely because production has not kept pace with increased demand. Nicor Gas has taken steps to protect its customers from volatile price swings by using various purchasing strategies and filling its underground storage fields during the summer months when gas prices have historically been lower than in winter.

The ICC may take up to 11 months to consider rate requests. The rigorous review process includes opportunities for intervenors and customers to examine rate request proposals and raise issues related to any or all elements thereof.

"Throughout its 50-year history, Nicor Gas has been a financially stable company and an acknowledged industry leader as a low-cost, efficient utility. Any increase Nicor Gas would request will be designed to ensure that we can continue contributing to the Illinois economy as a healthy company - which benefits our customers, our 2,300 employees, our 2,300 retirees and their surviving spouses, the 640 communities we serve, and our shareholders," said Russ M. Strobel, Nicor Gas President and CEO.

Nicor Gas is one of the nation's largest natural gas distribution companies. Owned by Nicor Inc. (NYSE: GAS), a holding company, Nicor Gas has provided safe and reliable natural gas service for 50 years. Its service territory encompasses most of the northern third of Illinois, excluding the city of Chicago. For more information, visit the Nicor Gas Web site at www.nicorgas.com.

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements about the expectations of Nicor Inc., its subsidiaries and affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review and SEC and U.S. Attorney inquiries, and undue reliance should not be placed on such statements. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and other fuel prices; fair value accounting adjustments; health care costs; insurance costs or recoveries; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; Caribbean tourism; energy conservation; legislative and regulatory actions; tax rulings or audit results; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles, methods, judgments or estimates; performance of major suppliers and contractors; labor relations; and acts of terrorism. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.



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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    Nicor Inc.


Date    October 29, 2004            /s/ RICHARD L. HAWLEY
    ---------------------           ------------------------
                                    Richard L. Hawley
                                    Executive Vice President and
                                    Chief Financial Officer